EXHIBIT 10.1

DEFINITIVE ACQUISITION AGREEMENT

In consideration of the mutual promises, covenants, and representations contained herein,

The Effective Closing Date of this Definitive Agreement shall be July 27, 2020, between MediXall Group, Inc., a Nevada corporation with its offices located at 2929 East Commercial Boulevard, PH-D, Fort Lauderdale, FL, 33308 (hereinafter referred to as “The Buyers"); and TurnKey Capital, Inc., a Nevada corporation with its offices located at 2929 East Commercial Boulevard, PH-D, Fort Lauderdale, FL, 33308 (hereinafter referred to as “The Sellers"). The Buyers, in exchange for One Million (1,000,000) issued and outstanding shares of the Buyers’ common stock, will receive from The Sellers its interest in a previously executed agreement The Sellers had with Egg Health Hub, Inc. where by The Sellers had the exclusive right to the Egg Health Hub (“EGG”) concept, name, developed images and intellectual property and any derivative use of the EGG name.

Egg Health Hub is a concept for bringing together top physicians and wellness professionals into co-practicing communities with shared access to a full-stack technology platform – scheduling, billing, client acquisition, and telemedicine designed to optimize both the physician and client experience, only remotely vs in a physical space. MediXall possessed the infrastructure and willingness to pursue this opportunity.

THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE I

Transfer of Securities and Exclusive Rights

Subject to the terms and conditions of this Agreement, The Sellers agree to accept, and The Buyers agree to the delivery of One Million (1,000,000) issued and outstanding common shares of MediXall Group, Inc. Furthermore, subject to the terms and conditions of this Agreement, The Buyers agree to accept, and the Sellers agree to release its interest in the exclusive rights to develop the Egg Health Hub concept.

ARTICLE II

Representations and Warranties

The Sellers, jointly and severally represent and warrant to "The Buyers" that the following shall be true and correct in all respects as of the closing (as defined in Article V of this Agreement):

2.01 Asset. The Seller warrants to the Buyer that it owns, via a previously executed agreement, the rights to the Egg Health Hub concept, including all its intellectual and tangible assets.

2.02 Organization. The Sellers are a Corporation duly organized, validly existing, and in good standing under the laws of The State of Nevada. The Sellers have all necessary corporate powers to own properties and carry on a business and is duly qualified to do business and is in good standing in The State of Nevada. All actions taken by The Sellers, the Incorporators, Directors and/or Shareholders of said company have been valid and in accordance with the laws of The State of Nevada.

2.03 Liabilities. The Sellers do not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in the company's balance sheet with respect to the Egg Health Hub. There is no dispute of any kind between the company and any third party with regard to Egg Health Hub, and no such dispute will exist at the closing of this Agreement.

2.04 Ability to Carry Out Obligations. The Sellers have the right, power, and authority to enter into, and perform their obligations under this Agreement. The execution and delivery of this Agreement by The Sellers and the performance by their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the company or the Shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause the company to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the company or upon the securities of the company to be delivered to "The Buyers".

2.05 Full Disclosure. None of the representations and warranties made by The Sellers, or in any certificate or memorandum furnished or to be furnished by The Sellers or on their behalf, contains or will contain any untrue statement of a material fact which would be misleading.

2.06 Compliance with Laws. Each party has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to the company. The company has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.

2.07 Litigation. The Sellers are not (and has not been) a party to any lawsuit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Shareholders, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality.

ARTICLE III

Investment Intent

3.01 The Common Shares issued by MediXall Group, Inc to be delivered to The Sellers pursuant to this Agreement will bear a 144 Legend and may not be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration prior to registration.

ARTICLE IV

Remedies

4.01 Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by the co-operation of each party to reach an agreeable solution that fits all parties.

4.02 Indemnification. The Parties, jointly and severally agree to indemnify the other against all actual losses, damages and expenses caused by Any material breach of this Agreement or any material misrepresentation contained herein or; (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

ARTICLE V

Miscellaneous

5.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

5.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

5.03 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in anyone or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

5.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

5.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

5.06 Counterparts. This Agreement may be executed simultaneously in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.07 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if sent by e-mail personally to the party to whom notice is to be given, or if mailed on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified postage prepaid, and properly addressed as follows:

5.08 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

5.09 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall, survive the closing of this Agreement.

5.10 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

This Definitive Acquisition Agreement as of this 27th day of July 2020 by and between:

The Sellers:

Turnkey Capital, Inc.

2929 E. Commercial Blvd., PH-D

Fort Lauderdale, FL 33308

The Buyers

MediXall Group, Inc.

2929 E. Commercial Blvd., PH-D

Fort Lauderdale, FL 33308

AGREED AND ACCEPTED as of the date first above written.

The Sellers

/s/ Neil Swartz

Neil Swartz, President and CEO

TurnKey Capital, Inc.

The Buyers

/s/ Timothy Hart

Timothy Hart, Secretary and CFO

MediXall Group, Inc.